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                                                                    EXHIBIT 21.1

                       SUBSIDIARIES OF CARDTRONICS, INC.

Entity                                              Jurisdiction of Organization
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
Cardtronics GP, Inc.                                         Delaware

Cardtronics LP, Inc.                                         Delaware